UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NOAV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

As previously reported, on April 21, 2021, NanoVibronix, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that the Company no longer complied with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Equity Requirement”) for continued listing on The Nasdaq Capital Market due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity or meet the alternatives of market value of listed securities or net income from continuing operations.

On June 1, 2021, Nasdaq provided written notification to the Company stating that the Company is now in compliance with the Equity Requirement following the Company’s filing of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which evidenced stockholders’ equity of $4,347,000. Accordingly, the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: June 1, 2021	By:	/s/ Brian Murphy
	Name:	Brian Murphy
	Title:	Chief Executive Officer